As filed with the Securities and Exchange Commission on May 1, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPSWARE INC.

(formerly Loudcloud, Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3340178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue

Sunnyvale, California 94085

(Address of Principal Executive Offices, including Zip Code)

2000 Incentive Stock Plan

Employee Stock Purchase Plan

(Full Title of the Plans)

Benjamin A. Horowitz

President and Chief Executive Officer

Opsware Inc.

599 N. Mathilda Avenue

Sunnyvale, California 94085

(408) 774-7300

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Robert A. Freedman, Esq.

Cynthia E. Garabedian, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.001 par value	3,930,558	(1)	$3.735	(3)	$14,680,635	(3)	$1,188

Common Stock, $0.001 par value	3,090,100	(2)	$3.175	(3)	$9,811,068	(3)	$794

Total	7,020,658						$1,982

(1)	Represents shares automatically reserved on February 1, 2003 for issuance upon the exercise of stock options that may be granted under the 2000 Incentive Stock Plan.

(2)	Represents shares automatically reserved on February 1, 2002 and February 1, 2003 for issuance upon the exercise of purchase rights that may be granted under the 2000 Employee Stock Purchase Plan.

(3)	Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, and based on $3.735, the average of the high and low sales price reported on the NASDAQ National Market on April 25, 2003. In the case of the Employee Stock Purchase Plan, this amount is multiplied by 85%, which amount is the percentage of the price per share applicable to purchases under the Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Form 10-K for the year ended January 31, 2003 (the “Form 10-K”) filed on May 1, 2003 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains selected consolidated balance sheet data as of January 31, 2003 and 2002 and selected consolidated statement of operations data for the years ended January 31, 2003, 2002 and 2001.

(b)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on February 22, 2001 under Section 12(g) of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors, officers and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”).

Article X of our Amended and Restated Certificate of Incorporation and Article 6 of our Amended and Restated Bylaws provide for the indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

We also maintain, and intends to continue to maintain, insurance for the benefit of our directors and officers to insure such persons against certain liabilities, including public securities matters.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit No.	Exhibit	Incorporated By Reference				Filed Herewith
		Form	File No.	Filing Date	Exhibit No.

4.01	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-46606	2-16-01	3.2

4.02	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	DEF14A	000-32377	7-10-02	Annex B

4.03	Bylaws of the Registrant.	10-K	000-32377	5-1-02	3.2

4.04	Registrant’s 2000 Incentive Stock Plan.	10-K	000-32377	5-1-03	10.3

4.05	Registrant’s Employee Stock Purchase Plan.	10-K	000-32377	5-1-03	10.4

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of Ernst & Young LLP, Independent Auditors.					X

24.1	Power of Attorney (See page II-4).					X

ITEM 9.	UNDERTAKINGS.

The Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Opsware Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 1st day of May, 2003.

OPSWARE INC.

By:	/s/ BENJAMIN A. HOROWITZ President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Benjamin A. Horowitz and Jordan J. Breslow, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BENJAMIN A. HOROWITZ Benjamin A. Horowitz	Chief Executive Officer, President and a Director (Principal Executive Officer)	May 1, 2003

/s/ SHARLENE P. ABRAMS Sharlene P. Abrams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 1, 2003

/s/ MARC L. ANDREESSEN Marc L. Andreessen	Chairman of the Board of Directors	May 1, 2003

/s/ WILLIAM V. CAMPBELL William V. Campbell	Director	May 1, 2003

/s/ SIMON M. LORNE Simon M. Lorne	Director	May 1, 2003

/s/ MICHAEL S. OVITZ Michael S. Ovitz	Director	May 1, 2003

/s/ ANDREW S. RACHLEFF Andrew S. Rachleff	Director	May 1, 2003

Exhibit Index

Exhibit No.	Exhibit	Incorporated By Reference				Filed Herewith
		Form	File No.	Filing Date	Exhibit No.

4.01	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-46606	2-16-01	3.2

4.02	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.	DEF14A	000-32377	7-10-02	Annex B

4.03	Bylaws of the Registrant.	10-K	000-32377	5-1-02	3.2

4.04	Registrant’s 2000 Incentive Stock Plan.	10-K	000-32377	5-1-03	10.3

4.05	Registrant’s Employee Stock Purchase Plan.	10-K	000-32377	5-1-03	10.4

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of Ernst & Young LLP, Independent Auditors.					X

24.1	Power of Attorney (See page II-4).					X